UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Tekla Life Sciences Investors
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TEKLA LIFE SCIENCES INVESTORS
100 Federal Street, 19th Floor
Boston, Massachusetts 02110
(617) 772-8500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
TEKLA LIFE SCIENCES INVESTORS:

An Annual Meeting of Shareholders of Tekla Life Sciences Investors ("HQL") (the "Fund") will be held on Thursday, June 14, 2018 at 9:00 a.m. at the offices of Dechert LLP, One International Place, 100 Oliver Street, 40th Floor, Boston, Massachusetts 02110, for the following purposes:

(1)  The election of Trustees of the Fund;

(2)  The ratification or rejection of the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2018;

(3)  Take action on a shareholder proposal requesting that the Fund take the steps necessary to reorganize the Board of Trustees into one class with each Trustee subject to election each year, if properly presented at the meeting; and

(4)  The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

If you have any questions about the proposals to be voted on, please call our solicitor, Okapi Partners, at (877)279-2311.

The Board of Trustees of the Fund recommends that shareholders vote FOR the election of all nominees for election as Trustees, FOR the selection of Deloitte & Touche LLP as the independent registered accountants of the Fund and AGAINST the shareholder proposal.

Shareholders of record at the close of business on April 19, 2018 will be entitled to vote at the Annual Meeting or at any adjournment(s) or postponement(s) thereof.

By Order of the Board of Trustees of the Fund,

Daniel R. Omstead, Ph.D.
President

April 20, 2018

Please complete, date and sign the Proxy for the shares held by you and return the Proxy in the envelope provided so that your vote can be recorded. No postage is required if the envelope is mailed in the United States. It is important that you return your signed Proxy promptly, regardless of the size of your holdings, so that a quorum may be assured.

TEKLA LIFE SCIENCES INVESTORS

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of Tekla Life Sciences Investors ("HQL", the "Fund") of proxies to be voted at the Annual Meeting of Shareholders of the Fund to be held on June 14, 2018 (the "Annual Meeting"), and any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting, dated April 20, 2018. This Proxy Statement, the Notice of Annual Meeting and the Proxy Card(s) are first being mailed to shareholders on or about April 20, 2018.

Proposal 1 relates to the election of Trustees of the Fund, Proposal 2 relates to the ratification of the independent registered public accountants of the Fund and Proposal 3 relates to a shareholder proposal to be acted on, if properly presented at the meeting.

The Board of Trustees of the Fund recommends that shareholders vote FOR the election of all nominees for election as Trustees, FOR the selection of Deloitte & Touche LLP as the independent registered accountants of the Fund and AGAINST the shareholder proposal.

The Fund will furnish, without charge, a copy of its Annual Report, or the most recent Semi-Annual Report succeeding the Annual Report, if any, to a shareholder upon request. Requests may be sent to the Fund at 100 Federal Street, 19th Floor, Boston, MA 02110 or be made by calling (617) 772-8500.

Proposal 1
ELECTION OF TRUSTEES

The Fund's Declaration of Trust, as amended to date (the "Declaration of Trust"), provides that its Board shall be divided into three classes with staggered terms. The term of office of the Class B Trustees expires on the date of the 2018 Annual Meeting and the term of office of the Class C and Class A Trustees will expire one and two years, respectively, thereafter. Trustees chosen to succeed the Class B Trustees whose terms are expiring will be elected for a three-year term.

The Fund's Declaration of Trust provides that a majority of its Trustees shall fix the number of the entire Board of Trustees and that such number shall be at least three and no greater than fifteen. The Fund's Board has fixed the number of Trustees at seven. Proxies will be voted for the election of the following nominees. Each nominee has consented to serve as a Trustee if elected at the Annual Meeting. In the event that a nominee is unable to serve for any reason when the election occurs, the accompanying Proxy will be voted for such other person or persons as the applicable Fund's Board may recommend.

HQL	Class B Nominees to Serve until 2021	Daniel R. Omstead, Ph.D
Lucinda H. Stebbins, CPA

Each of the following Trustees is presently serving as a Trustee.

HQL	Class C Trustees to Serve until 2019	Michael W. Bonney
Rakesh K. Jain, Ph.D.
Thomas M. Kent, CPA
	Class A Trustees to Serve until 2020	Oleg M. Pohotsky, MBA, JD
William S. Reardon

The Board believes that each Trustee's experience, qualifications, attributes and skills on an individual basis and in combination with those of other Trustees lead to the conclusion that each Trustee should serve in such capacity. Among the attributes or skills common to all Trustees are their ability to review critically and to evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Fund's investment adviser, the administrator and other service providers, counsel and independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee's ability to perform the duties of a trustee effectively has been attained and enhanced through the Trustee's education, professional training and other life experiences, such as business, consulting or public service positions and through experience from service as a member of the Fund's Board, public companies, or non-profit entities or other organizations.

Michael W. Bonney: Mr. Bonney is the Chief Executive Officer and Chairman of the Board of Trustees of Kaleido Biosciences and was a Partner at Third Rock Ventures until 2016 and Chief Executive Officer and member of the Board of Directors of Cubist Pharmaceuticals, Inc. until January, 2015, providing the Fund with valuable insight into operating matters relating to biotech companies and the overall healthcare industry. He serves on the Valuation Committee and is Chairman of the Governance and Nominating Committee of the Fund. Mr. Bonney is also a Director of Magenta Therapeutics, Sarepta Therapeutics, Celgene Corporation, Global Blood Therapeutics, Whitehead Institute, Alnylam Pharmaceuticals, Inc. and Gulf of Maine Research Institute and is Chairman of the Board of Trustees of Bates College. He holds a BA degree from Bates College.

Rakesh K. Jain, Ph.D.: Dr. Rakesh Jain is the Andrew Werk Cook Professor of Tumor Biology in the Department of Radiation Oncology at Harvard Medical School and the Director of the Edwin L. Steele Laboratory of Tumor Biology at Massachusetts General Hospital, providing the Fund with a valuable perspective on emerging life sciences technologies. Dr. Jain co-founded XTuit Pharmaceuticals, Inc. in 2012, where he also serves as a board member. He serves on the Governance and Nominating Committee of the Fund. Prior to joining Harvard, he was professor of chemical engineering at Columbia University and Carnegie Mellon University. Dr. Jain is regarded as a pioneer in the fields of tumor biology, drug delivery, in vivo imaging and bioengineering. Dr. Jain has authored more than 600 publications. He serves on advisory panels to government, industry and academia, and has served or continues to serve on editorial advisory boards of twenty journals, including Journal of Clinical Oncology and Nature Reviews Clinical Oncology. He has received more than 70 major awards and lectureships, including the United States National Medal of Science, a Guggenheim Fellowship, the Humboldt Senior Scientist Award, the National Cancer Institute's Research Career Development Award and Outstanding Investigator Grant, the Academic Scientist of the Year Award from the Pharmaceutical Achievements Awards, the Distinguished Service Award from Nature Biotechnology and the Innovator Award from the DoD Breast Cancer Program. He is a member of all three branches of US National Academies – the Institute of Medicine, the National Academy of Engineering and the

National Academy of Sciences and is a member of the American Academy of Arts and Sciences. In May 2016, Dr. Jain received the National Medal of Science from President Obama at the White House.

Thomas M. Kent, CPA: Mr. Kent was a Partner at PricewaterhouseCoopers, LLP, where he served the Investment Management Industry for over 30 years, 24 years as a Partner. In so doing, he worked with and for more than 20 different and distinct Investment Company Boards, and along side several of those Boards' service providers, including Advisors, Custodians, Accounting Agents, Transfer Agents, Security Pricing Providers, Tax advisors and others. His clients included both large and small fund groups, with both open-end and closed-end fund structures. Therefore, he provides the Fund with deep expertise in audit, valuation, operational and governance matters. He serves on both the Valuation Committee and the Audit Committee of the Fund. Mr. Kent also serves as a Director of Principal Global Investors Trust Co., a Trustee of Thayer Academy, and a Director of the New England Canada Business Council. Mr. Kent is a member of the American Institute of CPA's and the Massachusetts Society of CPA's where he serves on the Registered Investment Company Committee. He received his AB cum laude from Harvard College, where he majored in Economics and his MS in Accountancy from the Stern School of Business at New York University.

Daniel R. Omstead, Ph.D.: Dr. Omstead is President and Chief Executive Officer of Tekla Capital Management LLC (the "Adviser"), a registered investment adviser that serves as investment adviser to the Fund. Dr. Omstead is also President of the Fund and serves on its Valuation Committee. Dr. Omstead is portfolio manager for the public and restricted/venture portfolios within the Fund. As part of these responsibilities, Dr. Omstead is a member of the Board of Directors of several portfolio companies including GenomDx Biosciences Inc., IlluminOss Medical, Inc. and Veniti, Inc. Prior to joining the Adviser, Dr. Omstead was President and CEO of Reprogenesis, Inc., a private development stage biotech company which developed therapies in the field of tissue engineering and regenerative medicine. Before joining Reprogenesis, Dr. Omstead was Senior Vice President, Research and Development, at Cytotherapeutics, Inc, a public biotech company. Prior to entering the biotech industry, Dr. Omstead was employed for fourteen years in positions of increasing responsibility within the pharmaceutical industry at Ortho Pharmaceutical Corporation and at the R.W. Johnson Pharmaceutical Research Institute, both divisions of Johnson & Johnson, and at Merck, Sharp and Dohme Research Laboratories, a division of Merck & Co., Inc. Dr. Omstead provides the Fund with insights into both pharmaceutical and biotech companies. Dr. Omstead holds Ph.D. and Master's Degrees in Chemical Engineering and Applied Chemistry from Columbia University and a B.S. degree in Civil Engineering from Lehigh University. He is an emeritus member of the Board of Directors of a non-profit agency that provides emergency shelter, housing and supportive services to homeless and low-income individuals and families in the Boston area. Dr. Omstead is also a member of the Board of Trustees at the Joslin Diabetes Center.

Oleg M. Pohotsky, MBA, JD: Mr. Pohotsky is a corporate finance and investment professional with over forty years of diversified experience gained both in industry and in financial markets. Mr. Pohotsky serves as Chairman of the Board of Trustees of the Fund and also serves as Chairman of the Fund's Valuation Committee and serves on the Fund's Audit Committee. He has over 45 years of cumulative board experience in the full range of organization types: publicly-traded, privately-held, venture-backed and non-profit. He has also served as a director of a healthcare services company listed on the Nasdaq NMS where he was a member of the audit committee. In his various directorships he has also served on investment, compensation, personnel and executive committees. His career spanned over twenty years in the investment industry, both as an investment banker and as a venture capital and private equity investor, and included serving as chairman of the valuation and fairness opinion committee of a NYSE-member firm. Mr. Pohotsky also currently serves on the Board of Directors of Avangardco Investments Holdings, an LSE-listed agribusiness enterprise based in Ukraine, on the board of directors of the New America High Income Fund, Inc., a closed-end fund investing in high yield securities on a leveraged basis and on the Board of Advisors of Kaufman & Co., LLC, a Boston-based boutique investment banking firm, and is affiliated with GovernanceMetrics International, Inc. as a Senior Advisor. He provides the Fund with valuable experience in valuation and the financial industry. Mr. Pohotsky holds a BSChE degree from Clarkson University, a JD degree from the University of Miami and MBA from the Harvard Business School. He has also been awarded an honorary doctorate by Clarkson University.

William S. Reardon: Mr. Reardon's personal experience as a Life Science audit partner at PricewaterhouseCoopers LLP ("PwC"), with a broad spectrum of companies across the corporate life cycle from startup to successful product driven pharmaceutical companies, provides the Fund with a valuable perspective in analyzing life science company opportunities and in valuing the venture portion of the portfolio. Until 2002, Mr. Reardon was a business assurance partner in PwC's Boston office and leader of the Life Sciences Industry Practice for New England and the Eastern U.S., working closely with many of the Firm's public clients in SEC-registered equity, convertible and R&D limited partnership offerings and many initial public offerings. He serves on the Valuation Committee and as Chair of the Audit Committee of the Fund. From 1998-2000 he served on the Board of the Emerging Companies Section of the Biotechnology Industry Organization ("BIO") and from 2000 to 2002 he served on the Board of Directors of the Massachusetts Biotechnology Council ("MBC"). During his professional career, he was a frequent speaker at BIO conferences and MBC Industry meetings on issues affecting biotechnology companies. He currently also serves as a board member and audit committee chair of a development-stage public company, Idera Pharmaceuticals. Mr. Reardon was member of the American Institute of CPAs and the Massachusetts Society of CPAs, with an MBA from Harvard Business School and a BA in East Asian History from Harvard College.

Lucinda H. Stebbins, CPA: Ms. Stebbins brings to the Fund over thirty years experience working in the fund industry, providing valuable perspectives on a variety of technical and industry matters. She serves on the Audit Committee and Governance and Nominating Committee of the Fund. She started her career with the investment management firm of Scudder, Stevens and Clark, which was later merged into the U.S. operations of Zurich Financial Services, and then finally acquired by Deutsche Bank. She served as a Senior Vice President at Scudder Investments and subsequently as a Director at Deutsche Asset Management and was an officer of approximately 200 funds in these complexes. Ms. Stebbins' expertise is in the accounting, tax, and regulatory sides of the fund business, and she continued through 2015 to act as an independent consultant to the fund industry. Prior to joining Scudder, she was a Senior Manager at Price Waterhouse and is a member of the Massachusetts Society of CPAs. She also serves on the Board of Solstice Home Care, Inc., served on the Board of Bald Peak Land Company and has been on a number of non-profit Boards. She holds an MBA degree from Babson College and a BA in economics from Wellesley College.

The Trustees and their principal occupation for at least the last five years are set forth in the table below.

Name, Age and Address	Position(s) Held with HQL	Term of Office and Length of Time Served	Principal Occupations(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
INDEPENDENT TRUSTEES AND NOMINEES
Michael W. Bonney (59) 100 Federal Street, 19th Floor, Boston MA 02110	Trustee of HQL; Member of the Fund's Valuation and Governance and Nominating Committees.	3 years for HQL (since 2011).	Chief Executive Officer and Chairman of the Board of Trustees of Kaleido Biosciences (since 2017); Partner, Third Rock Ventures (2016); Chief Executive Officer and Director, Cubist Pharmaceuticals, Inc. (2012-2015); President, Chief Executive Officer and Director, Cubist Pharmaceuticals, Inc. (2003-2012).	4

Director, Sarepta Therapeutics (since 2017); Director, Magenta Therapeutics (since 2016); Director, Whitehead Institute (since 2015); Director, Celgene Corporation (since 2015); Director, Global Blood Therapeutics (2016-2017); Director, Revolution Medicines (2016-2017); Director, Alnylam Pharmaceuticals, Inc. (since 2014); Director, NPS Pharmaceuticals, Inc. (2005-2015); Chairman of the Board of Trustees, Bates College (since 2010); Trustee, Bates College (since 2002); Director, Gulf of Maine Research Institute (since 2015); Director, NPS Pharmaceuticals (2005-2015); Board member of the Pharmaceutical Research and Manufacturers of America (2009-2014).

Name, Age and Address	Position(s) Held with HQL	Term of Office and Length of Time Served	Principal Occupations(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
Rakesh K. Jain, Ph.D. (67) 100 Federal Street, 19th Floor, Boston MA 02110	Trustee of HQL; Member of the Fund's Governance and Nominating and Qualified Legal Compliance Committees.	3 years for HQL (since 2007).	Director, Steele Lab of Tumor Biology at Massachusetts General Hospital (since 1991); A.W. Cook Professor of Tumor Biology (Radiation Oncology) at Harvard Medical School (since 1991).	4

Ad hoc Consultant/Scientific Advisory Board Member for pharmaceutical/biotech companies (various times since 2002); Ad hoc Consultant, Gershon Lehman Group (since 2004); Director, Co-Founder, XTuit Pharmaceuticals, Inc. (Since 2012).

Thomas M. Kent, CPA (64) 100 Federal Street, 19th floor, Boston MA 02110	Trustee, HQL; Member of the Fund's Audit and Valuation Committees.	1 year for HQL (since 2017).	Independent Consultant (since 2013).	4	Director, Principal Global Investors Trust Co. (since 2014); Trustee, Thayer Academy (since 2008); Chairman of the Board of Directors, Thayer Academy (2015-2017).
Oleg M. Pohotsky (71) 100 Federal Street, 19th Floor, Boston MA 02110	Trustee, HQL; Chairman, HQL; Member of the Fund's Audit, Valuation and Qualified Legal Compliance Committees.	3 years for HQL (since 2000).	Consultant and Managing Partner, Right Bank Partners (since 2002) (Corporate governance and strategy advisory).	4	Adviser, Board of Advisers, Kaufman & Co. LLC (since 2008); Director, Avangardco Investments Holdings (since 2011); Director, New America High Income Fund, Inc. (since 2013).
William S. Reardon (71) 100 Federal Street, 19th Floor, Boston MA 02110	Trustee, HQL; Member of the Fund's Valuation, Audit and Qualified Legal Compliance Committees.	3 years for HQL (since 2010).	Independent Consultant (since 2002).	4	Director, Idera Pharmaceuticals, Inc. (since 2002); Director, Synta Pharmaceuticals Corp. (2004-2016).

Name, Age and Address	Position(s) Held with HQL	Term of Office and Length of Time Served	Principal Occupations(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
Lucinda H. Stebbins, CPA (72) 100 Federal Street, 19th Floor, Boston MA 02110	Trustee, HQL; Member of the Fund's Audit and Governance and Nominating Committees.	3 years for HQL (since 2006).	Independent Consultant, Deutsche Bank (2004-2015).	4	Director, Bald Peak Land Company (2008-2014); Director, Solstice Home Care, Inc. (since 2014).
INTERESTED TRUSTEE
Daniel R. Omstead, Ph.D.* (64) 100 Federal Street, 19th Floor, Boston, MA 02110	Trustee, HQL; President, HQL (since 2001); Member of the Fund's Valuation Committee.	3 years for HQL (since 2003).	President, Tekla Healthcare Investors and HQL (since 2001); President, Tekla Healthcare Opportunities Fund (since 2014); President, Tekla World Healthcare Fund (since 2015); President, Chief Executive Officer and Managing Member, Tekla Capital Management LLC (since 2002).	4

Director: Celladon Corporation (2012-2014); Dynex Corporation (2011-2017); EBI Life Sciences, Inc. (2015-2017); Euthymics Biosciences, Inc. (2015-2017); GenomeDx Biosciences Inc. (since 2016); IlluminOss Medical, Inc. (since 2011); Insightra Medical, Inc. (2015-2016); Joslin Diabetes Center (since 2016); Magellan Diagnostics, Inc. (2006-2016); Neurovance, Inc. (2015-2017); Palyon Medical Corporation (2009-2015); Tibion Corporation (2011-2013) and Veniti, Inc. (since 2015).

  *  Trustee considered to be an "interested person" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), through position or affiliation with the Adviser.

The following table sets forth, for each Trustee, the aggregate dollar range of equity securities owned by such Trustee in HQL and in the aggregate in all funds overseen by a Trustee in the fund complex as of March 31, 2018. The information as to beneficial ownership is based upon statements furnished by each Trustee.

Name of Trustee or Nominee	Dollar Range of Equity Securities in HQL	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Fund Complex
Independent Trustees
Michael W. Bonney	$50,001-$100,000	Over $100,000
Rakesh K. Jain, Ph.D.	None	None
Thomas M. Kent, CPA	$10,001-$50,000	$50,001-$100,000
Oleg M. Pohotsky	$1-$10,000	$10,001-$50,000
William S. Reardon	$10,001-$50,000	$50,001-$100,000
Lucinda H. Stebbins, CPA	Over $100,000	Over $100,000
Interested Trustee
Daniel R. Omstead, Ph.D.	Over $100,000	Over $100,000

Although Trustees are encouraged to attend the annual meetings of shareholders to the extent they are able, the Fund does not have a formal policy with regard to Board members' attendance at annual meetings of shareholders. Last year, four Trustees then in office attended the 2017 annual meeting of shareholders of the Fund.

Shareholders wishing to send communications to the Board of the Fund may communicate with members of the Board by submitting a written communication directed to the Board in care of Tekla Capital Management LLC, 100 Federal Street, 19th Floor, Boston, MA 02110.

Trustees – Leadership Structure and Oversight Responsibilities

Overall responsibility for general oversight of the Fund rests with the Board. The Board of the Fund is comprised of seven individuals, six of whom are not "interested persons" of the Fund as defined in the 1940 Act ("Independent Trustees"). The Chairman of the Board is an Independent Trustee. The Chairman presides at meetings of the Trustees, participates in the preparation of the agenda for meetings of the Board, and acts as a liaison between the Independent Trustees and the Fund's management between Board meetings. Except for any duties specified herein, the designation as Chairman does not impose any obligations or standards greater than or different from other Trustees.

The Board of the Fund holds regular quarterly meetings each year to consider and address matters involving the Fund. The Board also may hold special meetings to address matters arising between regular meetings. The Independent Trustees also meet outside the presence of management in executive session at least quarterly and have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The Board of the Fund has established Audit, Governance and Nominating, Valuation and Qualified Legal Compliance Committees to assist the Board in the oversight of the management and affairs of the Fund. All of the members of these Committees are Independent Trustees, except for Dr. Omstead, who serves on the Valuation Committee. From time to time the Board may establish additional committees or informal working groups to deal with specific matters.

The Fund is subject to a number of risks including investment, compliance, operational and valuation risks. Although the Adviser and the officers of the Fund are responsible for managing these risks on a day-to-day basis, the Board of the Fund has adopted, and periodically reviews, policies and procedures designed to address these risks. As part of its regular oversight, the Board of the Fund, directly or through a Committee, interacts with the Fund's Chief Compliance Officer, the Fund's independent public accounting firm, and the Fund's legal counsel. These interactions include discussing the Fund's risk management and controls with the independent registered public accounting firm engaged by the Fund, reviewing valuation policies and procedures and the valuations of specific restricted securities, and receiving periodic reports from the Fund's Chief Compliance Officer regarding compliance matters relating to the Fund and its major service providers, including results of the implementation and testing of the Fund's and such providers' compliance programs. The Board's oversight function is facilitated by management reporting processes designed to provide information to the Board regarding the identification, assessment, and management of critical risks and the controls and policies and procedures used to mitigate those risks. The Board reviews its role in supervising the Fund's risk management from time to time and may change the manner in which it fulfills its oversight responsibilities at its discretion at any time.

The Board of the Fund has determined that its leadership structure is appropriate for the Fund because it enables the Board to exercise informed and independent judgment over matters under its purview, allocates responsibility among committees in a manner that fosters effective oversight and allows the Board to devote appropriate resources to specific issues in a flexible manner as they arise. The Board periodically reviews its leadership structure as well as its overall structure, composition, and functioning and may make changes at its discretion at any time.

Standing Committees

Audit Committee. The Fund has an Audit Committee comprised solely of Independent Trustees who are "independent" as defined in the New York Stock Exchange ("NYSE") Listing Standards. The Board of the Fund has adopted a written charter for the Audit Committee. The Audit Committee charter is available at http://www.teklacap.com/funds/hql/fund/literature. The principal purpose of the Fund's Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Fund's financial reporting process, including reviewing the financial reports and other financial information provided by the Fund, the Fund's systems of internal accounting and financial controls and the annual independent audit process.

The Audit Committee's role is one of oversight, and it is recognized that the Fund's management is responsible for preparing the Fund's financial statements and that the Fund's independent registered public accountant is responsible for auditing those financial statements. Although each Audit Committee member must be financially literate and one member must have accounting or financial management expertise (as determined by the Board in its business judgment), Audit Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Audit Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the Fund's independent registered public accountants.

The members of the Fund's Audit Committee are Mr. Kent, Mr. Pohotsky, Mr. Reardon and Ms. Stebbins. Mr. Reardon is the Chairman of the Fund's Audit Committee. The Audit Committee of the Fund held four meetings during the fiscal year ended September 30, 2017.

Governance and Nominating Committee. The Fund has a Governance and Nominating Committee comprised solely of Independent Trustees who are "independent" as defined in the NYSE Listing Standards. The Committee charter is not available on the Fund's website but the written charter is included as Exhibit A to this Proxy Statement dated April 20, 2018.

The principal missions of the Governance and Nominating Committee of the Fund are to (i) review, evaluate, and enhance the effectiveness of the Board in its role in governing the Fund and overseeing the management of the Fund and (ii) to promote the effective participation of qualified individuals on the Board, on committees of the Board, and as executive officers of the Fund. The Committee shall consider the Corporate Governance Guidelines that have been approved by the Board in fulfilling its missions.

The Committee of the Fund reviews, discusses and makes recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the Fund's management. The Committee makes nominations for Trustees and officers of the Fund and for membership on all committees of the Board and submits such nominations to the full Board for consideration.

The Fund's By-Laws require that each prospective trustee candidate have a college degree or equivalent business experience and provide a list of minimum qualifications for trustees, which include expertise, experience or relationships relevant to the business of the Fund. The Fund's By-Laws also require that a candidate not be serving in any of various positions with another investment company (as defined in the 1940 Act) that focuses its investments in the healthcare and/or life sciences industries, unless such investment company is managed by the Fund's investment adviser or an affiliate, or in various positions with the investment adviser, sponsor or equivalent of such an investment company. The Committee may also take into account other factors when considering and evaluating potential trustee candidates, including but not limited to: (i) availability and commitment to attend meetings and perform responsibilities of the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; (v) the candidate's ability, judgment and expertise; and (vi) the overall diversity of the Board's composition.

The Committee of the Fund may identify prospective trustees from any reasonable source, including, but not limited to, the consultation of third-party trustee search services. The Committee will consider potential trustee candidates recommended by shareholders, provided that the proposed candidates (i) satisfy any minimum qualifications of the Fund for its trustees; (ii) are not "interested persons" (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Fund or the Adviser; and (iii) are "independent" as defined in the NYSE Listing Standards. In order to be evaluated by the Committee, trustee candidates recommended by shareholders must also meet certain eligibility requirements as set out in the Committees' charter. Other than those eligibility requirements, the Committee shall not evaluate shareholder trustee nominees in a different manner than other nominees. The standard of the Committee is to treat all equally qualified nominees in the same manner.

All recommendations by shareholders must be received by the Fund by the deadline for submission of any shareholder proposals which would be included in the Fund's proxy statement for the next annual meeting of the Fund. Each shareholder or shareholder group must meet the requirements stated in the Committee's charter in order to recommend a candidate. A shareholder or shareholder group may not submit more than one candidate per year. When recommending a trustee candidate, shareholders must include in their notice to the Fund's Secretary: (i) the shareholder's contact information; (ii) the trustee candidate's contact information and the number of Fund shares owned by the proposed candidate; (iii) all information regarding the candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Act of 1934, as amended (the "Exchange Act"); and (iv) a notarized letter executed by the trustee candidate, stating his or her intention to be a nominee and be named in the Fund's proxy statement, if nominated by the Board, and to serve as a trustee, if so elected. Once a recommendation has been timely received in proper form, the candidate will be asked to complete an eligibility questionnaire to assist the Fund in assessing the candidate's qualifications as a potential Independent Trustee and as someone who is "independent" under the NYSE Listing Standards. The Committee will make such determinations in its sole discretion and such determinations shall be final.

The members of the Committee are Mr. Bonney, Dr. Jain and Ms. Stebbins. Mr. Bonney is the Chairman of the Committee. The Governance and Nominating Committee of the Fund held three meetings during the fiscal year ended September 30, 2017.

Valuation Committee. The Fund's Board has delegated to the Fund's Valuation Committee general responsibility for determining, in accordance with the Fund's valuation procedures, the value of assets held by the Fund on any day on which the net asset value per share is determined. The Valuation Committee may appoint, and has appointed, a Sub-Committee made up of employees and officers of the Adviser to deal with day to day valuation decisions, subject to oversight by the Valuation Committee. The Valuation Committee shall meet as often as necessary to ensure that each action taken by the Sub-Committee is reviewed within a calendar quarter of the occurrence. In connection with its review, the Valuation Committee shall ratify or revise the pricing methodologies authorized by the Sub-Committee since the last meeting of the Valuation Committee. The Valuation Committee is charged with the responsibility of determining the fair value of the Fund's securities or other assets in situations set forth in the Fund's valuation procedures.

The members of the Fund's Valuation Committee are Mr. Bonney, Mr. Kent, Dr. Omstead, Mr. Pohotsky and Mr. Reardon. Mr. Pohotsky is the Chairman of the Fund's Valuation Committee. The Valuation Committee of the Fund held four meetings during the fiscal year ended September 30, 2017.

Qualified Legal Compliance Committee. The Fund has a Qualified Legal Compliance Committee ("QLCC") comprised solely of Independent Trustees. The Board of the Fund has adopted a written charter for the QLCC. The principal purpose of the Fund's QLCC is to review and respond to reports of Evidence of a Material Violation (as defined in the QLCC charter). Reporting Evidence of a Material Violation is required under the Standards of Professional Conduct for Attorneys adopted by the U.S. Securities and Exchange Commission (the "SEC") under the Sarbanes-Oxley Act of 2002 (the "Standards"). Under the Standards, if an attorney appearing and practicing before the SEC in the representation of an issuer, such as the Fund, becomes aware of Evidence of a Material Violation by the issuer or by any officer, trustee, employee or agent of the issuer, the Standards provide for the attorney to report such evidence to the issuer's QLCC forthwith. In discharging its role, the QLCC is granted the power to investigate any Evidence of a Material Violation brought to its attention with full access to all books, records, facilities and personnel of the Fund and the power to retain outside counsel, auditors or other experts for this purpose.

The members of the Fund's QLCC are Dr. Jain, Mr. Pohotsky and Mr. Reardon. Mr. Reardon is the Chairman of the Fund's QLCC. The Fund's QLCC had no cause to meet during the fiscal year ended September 30, 2017.

Attendance. During the fiscal year ended September 30, 2017, HQL's Board held five meetings; HQL's Audit Committee held four meetings; HQL's Governance and Nominating Committee held three meetings; HQL's Valuation Committee held four meetings.

Each of the Trustees attended 100% of the aggregate number of meetings of the Board of HQL except Dr. Reinhardt attended 60% of those meetings due to health issues. Each of the Trustees attended at least 88% of the aggregate number of meetings of the Committees of the Board of the Fund on which such Trustee served during the fiscal year ended September 30, 2017. Dr. Reinhardt served as an independent trustee until he passed away on November 14, 2017.

Compensation of Trustees and Officers

For the fiscal year ended September 30, 2017, the Fund paid an annual fee of $12,500 to its Independent Trustees and the Chairman of the Board receives an additional annual fee of $5,000. Additionally, the Fund paid each Independent Trustee $1,000 for each Board and $750 for each Committee meeting attended in person and $250 for each Board and Committee meeting attended by telephone. The Chairman of each of the Audit Committee, the Valuation Committee and the Governance and Nominating Committee of the Fund received an additional annual fee of $2,000. Independent Trustees are also reimbursed for travel expenses incurred in connection with attending such meetings. For the fiscal year ended September 30, 2017, the Independent Trustees as a group received $522 from HQL for reimbursed expenses.

The Fund has entered into a Services Agreement (the "Agreement") with the Adviser. Pursuant to the terms of the Agreement, the Fund reimburses the Adviser for a portion of the payment of salary and provision of benefits to the Fund's Chief Compliance Officer. During the fiscal year ended September 30, 2017 these payments amounted to $37,657. Trustees and officers of the Fund who hold positions with the Adviser receive indirect compensation from the investment advisory fee paid to the Adviser by the Fund.

The following table sets forth information regarding compensation of Trustees by the Fund for the fiscal year ended September 30, 2017, but does not include reimbursed expenses as described above.

Compensation Table

Name of Person, Position	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as part of the Fund's Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from All Funds in Fund Complex Paid to Trustees
Independent Trustees	HQL
Michael W. Bonney	$22,375	N/A	N/A	$88,750
Rakesh K. Jain, Ph.D.	$18,125	N/A	N/A	$71,750
Oleg M. Pohotsky	$30,125	N/A	N/A	$119,750
William S. Reardon	$22,875	N/A	N/A	$90,750
Uwe E. Reinhardt, Ph.D.*	$15,625	N/A	N/A	$62,500
Lucinda H. Stebbins, CPA	$23,625	N/A	N/A	$93,750
Interested Trustees
Daniel R. Omstead, Ph.D.	$0	N/A	N/A	$0

  *  Dr. Reinhardt served as an independent trustee until he passed away on November 14, 2017. On December 19, 2017, Thomas M. Kent was appointed as a trustee.

Executive Officers

Set forth below is information for at least the last five years with respect to the executive officers of the Fund who do not also serve as Trustees. Each officer has been elected by the Board of the Fund and serves at the pleasure of the Board.

Laura Woodward, CPA (49), 100 Federal Street, 19th Floor, Boston MA 02110: Chief Compliance Officer, Tekla Healthcare Investors, HQL and Tekla Capital Management LLC (since 2009), of Tekla Healthcare Opportunities Fund (since 2014) and of Tekla World Healthcare Fund (since 2015); Secretary and Treasurer, Tekla Healthcare Investors and HQL (since 2009), of Tekla Healthcare Opportunities Fund (since 2014) and of Tekla World Healthcare Fund (since 2015); Senior Manager, PricewaterhouseCoopers LLP (prior to 2009).

Required Vote

The Fund's Declaration of Trust states that the Trustees shall be elected by a plurality of the Fund's shares voting at the Annual Meeting. The Trustees recommend a vote FOR all nominees. Plurality voting means the nominee for each seat receiving the greatest number of votes will be elected.

INFORMATION PERTAINING TO THE ADVISER

The Adviser is a limited liability company organized under the laws of Delaware. Under the Fund's Investment Advisory Agreement, the Adviser is responsible for the management of the Fund's assets, subject to the supervision of the Board. The Adviser manages the investments of the Fund in accordance with its investment objective and policies. The Adviser is also obligated to supervise and perform certain administrative and management services and is obligated to provide the office space, facilities, equipment and personnel necessary to perform its duties. Except for a portion of the salary of the Fund's Chief Compliance Officer, the salaries of all officers of the Fund and all personnel of the Fund or of the Adviser performing services relating to research, statistical or investment activities, and of all Trustees who are "interested persons" of the Fund or of the Adviser (as defined in the 1940 Act), are paid by the Adviser. The Adviser is located at 100 Federal Street, 19th Floor, Boston, MA 02110.

Daniel R. Omstead Ph.D. serves as President and Chief Executive Officer of the Adviser. The address for Dr. Omstead is c/o Tekla Capital Management LLC at 100 Federal Street, 19th Floor, Boston, MA 02110.

REPORT OF THE AUDIT COMMITTEE OF THE FUND

The Fund's Audit Committee reviewed and discussed the Fund's audited financial statements with management for the Fund's fiscal year ended September 30, 2017, and discussed with the Fund's independent registered public accountants, Deloitte & Touche LLP, the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Standard No. 16, as modified or supplemented. The Fund's Audit Committee received written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB Ethics and Independence Rule 3526 regarding Deloitte & Touche's communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP its independence. Based on its review and discussions with management and Deloitte & Touche LLP, the Fund's Audit Committee recommended to the Board that the Fund's audited financial statements for the Fund's fiscal year ended September 30, 2017, be included in the Fund's Annual Report filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE FUND

Thomas M. Kent*
Oleg M. Pohotsky
William S. Reardon
Lucinda Stebbins

  *  Mr. Kent was appointed as an independent trustee and as a member of the Audit Committee subsequent to the above referenced review and discussion of the audited financial statements.

Proposal 2
RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Fund's Audit Committee has approved the appointment of Deloitte & Touche LLP as the independent registered public accountants for the fiscal year ending September 30, 2018, and a majority of the Board of the Fund, including a majority of the Independent Trustees, subsequently approved the appointment.

Accounting services to be performed by Deloitte & Touche LLP for the Fund will consist of the examination of the annual financial statements of the Fund, consultation on financial, accounting and reporting matters, review and consultation regarding various filings with the SEC and attendance at some meetings of the Board. Deloitte & Touche LLP also will perform non-audit services consisting of review of income tax returns of the Fund.

A representative of Deloitte & Touche LLP is expected to participate in the Annual Meeting and to be available for questioning and have an opportunity to make a statement.

The following tables set forth the aggregate fees billed for professional services rendered by Deloitte & Touche LLP to the Fund during the Fund's two most recent fiscal years:

Fund	Fiscal year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
HQL	2017	$94,000	$0	$5,500	$0
	2016	$111,240	$0	$4,650	$0

All of the services described in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures (the "Pre-Approval Policies and Procedures") which are summarized below to the extent that such services were required to be pre-approved by the Audit Committee.

The aggregate non-audit fees billed by Deloitte & Touche LLP for services rendered to the Fund and to the Adviser, or an affiliate thereof that provides ongoing services to the Fund, amounted to $5,500 and $4,650 for the fiscal years ended September 30, 2017 and 2016, respectively.

The Fund's Audit Committee has adopted Pre-Approval Policies and Procedures pursuant to which the Committee pre-approves all audit and non-audit services provided by the Fund's independent auditor (the "Auditor") and any non-audit services provided by the Auditor to the Fund's investment adviser and service affiliates ("Service Affiliates") during the period of the Auditor's engagement to provide audit services to the Fund, if those services directly impact the Fund's operations and financial reporting. Audit services include those typically associated with the annual audit such as evaluation of internal controls. Non-Audit services include certain services that are audit-related, such as consultations regarding financial accounting and reporting standards and tax services. Certain services may not be provided by the Auditor to the Fund's or the Fund's Service Affiliates without jeopardizing the Auditor's independence. These services are deemed prohibited services and include certain management functions; human resources services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit. Other services are conditionally prohibited and may be provided, if the Audit Committee reasonably concludes that the results of the services will not be subject to audit procedures during an audit of the Fund's financial statements. These types of services include bookkeeping; financial information systems design and implementation; appraisal or valuation services; actuarial services; and internal audit outsourcing services.

The Pre-Approval Policies and Procedures of the Fund's Audit Committee require Audit Committee approval of the engagement of the Auditor for each fiscal year and approval of the engagement by at least a majority of the Fund's Independent Trustees. In determining whether to engage the Auditor for its audit services, the Fund's Audit Committee will consider the Auditor's proposed fees for the engagement, in light of the scope and nature of the audit services that the Fund will receive. The Pre-Approval Policies and Procedures also permit the Fund's Audit Committee to pre-approve the provisions of types or categories of permissible non-audit services for the Fund and its Service Affiliates on an annual basis at the time of the Auditor's engagement and on a project-by-project basis. At the time of the annual engagement of the Fund's Auditor, the Audit Committee is to receive a list of the categories of expected non-audit services with a description and an estimated budget of fees. In their pre-approval, the Audit Committee should determine that the provision of the service is consistent with, and will not impair, the ongoing independence of the Auditor and set any limits on fees or other conditions they find appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

The Audit Committee may also appoint a member of the Committee to pre-approve non-audit services that have not been pre-approved or material changes in the nature or cost of any non-audit services previously pre-approved. The member may not pre-approve any project the estimated budget (or budgeted range) of fees of which exceed or may exceed $15,000. Any actions by the member are to be ratified by the Audit Committee by the time of its next scheduled meeting. The Fund's Pre-Approval Policies and Procedures are reviewed annually by the Fund's Audit Committee, and the Fund maintains a record of the decisions made by the Committee pursuant to these procedures.

Required Vote

The selection of Deloitte & Touche LLP as the Fund's independent public accountants for the fiscal year ending September 30, 2018 is submitted to shareholders for ratification and requires approval by a majority of the Fund's shares voting at the Annual Meeting. The Trustees recommend a vote FOR the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund.

Proposal 3
SHAREHOLDER PROPOSAL

A beneficial owner of the common shares of HQL (the "Proponent") has informed HQL that he intends to present for a shareholder vote at the Annual Meeting a proposal requesting that the Board take steps to eliminate HQL's classified board structure ("Proposal 3"), which has been in place since HQL's inception. Specifically, Proposal 3 would recommend that the Board consider shortening from three years to one year the term for which Trustees are elected to serve on the Board. The Proponent's name and address and the number of shares owned by the Proponent will be furnished by HQL upon request. If properly presented at the Annual Meeting, Proposal 3 will be submitted for a vote.

As required by the rules of the SEC, the text of the Proponent's resolution and supporting statement (for which HQL accepts no responsibility), are included in the black bordered box below under "Proponent's Proposal" exactly as submitted by the Proponent.

THE BOARD OPPOSES PROPOSAL 3 AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT.

The Board's statement in opposition to Proposal 3 follows under "Response of the Independent Trustees." This statement sets forth the Board's rationale for recommending that shareholders vote AGAINST Proposal 3.

•  Your Fund is not an operating company. Practices that might be perceived by some as better governance practices for an operating company, as cited by the Proponent, may not be better practices for an investment company, such as the Fund.

•  This is the fourth time in the last seven years (and the second consecutive year) that the Proponent has submitted a proposal asking the Board to consider taking actions to declassify its structure. In each prior instance, shareholders appropriately rejected the proposal. The Proponent's most recent failed proposal in 2017 received the lowest percentage of shareholder support of all three prior failed proposals.

•  As the Proponent is well aware, the Proponent's submission obligates the Fund and the Proponent to satisfy numerous procedural and/or substantive requirements contained in the SEC proxy rules. These rules are not designed to favor one party over another (e.g., the issuer (and management) over the proposing shareholder), but they are designed to appropriately balance the competing interests of a shareholder having access to an issuer's proxy statement and all shareholders having only bona fide, relevant proposals included on an issuer's proxy statement. In again submitting a declassification proposal, the Proponent is ignoring the interest of all shareholders by forcing the Fund to expend shareholder money to ensure compliance with the SEC proxy rules for a proposal that shareholders have repeatedly and rightly rejected.

Your Board of Trustees OPPOSES Proposal 3 because it believes Proposal 3 is not in the best interest of the Fund and its shareholders.

Proponent's Proposal:

Proposal 3 – Elect Each Director Annually
RESOLVED, shareholders ask that our Company take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year. This proposal will not affect the unexpired terms of directors elected prior to the Proposal's implementation.
Proponent's Supporting Statement:
Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them." A total of 79 S&P 500 and Fortune 500 companies, worth more than one trillion dollars, adopted this proposal topic since 2012.
Annual elections are widely viewed as a corporate governance best practice. Annual election of each director could make our directors more accountable, and thereby contribute to improved performance and increased company value.
William Steiner's proposal on this same topic won 78%-support at The Brink's Company.
This proposal topic previously won our 44% support. Shame on management for using shareholder money to target shareholders with telephone calls telling them how to vote.
Please vote to increase management accountability to shareholders:
Elect Each Director Annually – Proposal 3

Response of the Board of Trustees:

The following Statement of Opposition details the reasons why the Board recommends you vote AGAINST Proposal 3.

What is the current structure of the Board of Trustees?

The Fund's Declaration of Trust currently provides for the Fund's Trustees to be divided into three classes. The Trustees of each class are elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their election and until their successors are duly elected and qualify. In other words, approximately one third of the Board is elected each year for a three year term. The term of office of each current class of Trustees expires as of the Annual Meeting to be held as follows: Class B in 2018, Class C in 2019 and Class A in 2020. This classified board structure has been in place since the Fund's inception in 1992.

How does the Board of Trustees Recommend I Vote?

THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.

The Board has concluded that declassifying the Board of Trustees is not in the best interest of the Fund and its shareholders.

In coming to this conclusion, the Board considered that the Fund is an investment company and is subject to governance standards and other considerations that differ materially from those of an operating company. The Board believes that the current Board structure has served both shareholders and HQL well since its inception in 1992 during which time capital markets have seen a number of dislocations and HQL's operations were overseen effectively by experienced, knowledgeable and committed Trustees.

As discussed in greater detail below, the key reasons for the Board's recommendation are as follows:

•  Investment companies are materially different from operating companies;

•  Good investment company governance depends on stability and continuity, especially where the investment strategy is distinctive and complex;

•  A classified Board provides better protection against certain takeovers and unfair and abusive tactics by arbitrageurs seeking a short-term profit on closed-end investment companies;

•  A classified Board provides equal accountability to shareholders; and

•  The current Board is committed to enhancing long-term shareholder value.

Investment Companies Are Materially Different From Operating Companies

GENERAL ARGUMENTS SOMETIMES USED IN SUPPORT OF A DECLASSIFIED BOARD STRUCTURE OF AN OPERATING COMPANY – WITH AN INTERNAL AND INTERESTED MANAGEMENT STRUCTURE – DO NOT READILY TRANSLATE INTO A RATIONALE FOR THE DECLASSIFICATION OF A BOARD OF AN INVESTMENT COMPANY.

IF YOU UTILIZE A PROXY ADVISORY FIRM TO ADVISE YOU ON HOW TO VOTE ON SUCH MATTERS, PLEASE CONSIDER CAREFULLY WHETHER ANY RECOMMENDATION BY THAT ADVISORY FIRM WITH RESPECT TO PROPOSAL 3 TAKES INTO ACCOUNT THE IMPORTANT DIFFERENCES BETWEEN OPERATING COMPANIES AND INVESTMENT COMPANIES DISCUSSED BELOW.

•  The operations of an investment company are managed primarily by other parties, such as the investment company's investment adviser, subject to the oversight of an independent board. An investment company registered pursuant to the 1940 Act, like HQL, is subject to extensive regulation with respect to governance and operations, including oversight of the fund's service providers and management of conflicts of interest. An investment company's board is required by the 1940 Act to carry out several specific functions that have no analog in the operating company context. Many of these are designed to address the conflicts of interest that arise uniquely in the investment company context. Accordingly, trustees of an investment company are required to be independent and are accountable to shareholders.

•  The Proponent asserts that a number of S&P 500 and Fortune 500 companies have adopted a declassification proposal since 2012, and notes that the Proponent's proposal on the same topic was approved with significant shareholder support at The Brink's Company (a 2014 proposal). However none of these companies is an investment company (for example, The Brink's Company is a provider of secure logistics and security solutions). Operating companies – like those cited by the Proponent – do not have investment advisers and are not subject to the same types of conflicts of interests that a board of an investment company must oversee and are not subject to the same independence requirements. Instead, an operating company is managed by internal officers and senior executive employees of the operating company, subject to the oversight of a board of directors. In that light, a classified board structure is widely used by closed-end registered management investment companies, such as the Fund.

•  The SEC recognized the structural and oversight differences between investment companies and operating companies in its proposal to amend the federal proxy rules to require the use of "universal" proxy cards (IC-32339; October 26, 2016) in contested elections of trustees or directors. Citing "a number of unique requirements with respect to the election, composition, and duties" of boards of investment companies, the SEC specifically chose not to extend the universal proxy card proposal to elections of trustees of investment companies in the proposed rule.

•  Currently, proxy voting guidelines issued by proxy advisory firms, such as Glass, Lewis & Co., LLC and Institutional Shareholder Services, Inc., may not make a distinction between investment companies and operating companies for declassification proposals, despite the fact that proxy advisory firms recognize that differences do exist between the two types of companies. As a result, and in light of the widespread use of proxy advisory firms by investment advisers and institutional investors, generic voting recommendations on governance proposals – such as board declassification – may drive voting results that otherwise ignore good governance practices and evidence of independent decision making by an investment company's classified board.

THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.

Good Investment Company Governance Depends on Board Stability and Continuity, Especially Where the Investment Strategy is Distinctive and Complex

THE BOARD BELIEVES THAT GOOD GOVERNANCE OF THE FUND DEPENDS PRIMARILY UPON ACTIVE AND INDEPENDENT TRUSTEES WHO ARE KNOWLEDGEABLE ABOUT CRITICAL ASPECTS OF THE FUND AND SKILLFUL IN SERVING AS COMPETENT AND ALERT OVERSEERS OF FUND MANAGEMENT. THE FUND'S CURRENT TRUSTEES ARE EXPERIENCED, QUALIFIED AND KNOWLEDGEABLE ABOUT THE FUND AND COMMITTED TO PROTECTING THE LONG-TERM INTERESTS OF THE FUND'S SHAREHOLDERS.

THE FUND'S CLASSIFIED BOARD STRUCTURE IS DESIGNED TO PROVIDE STABILITY AND CONTINUITY TO THE FUND BY SEEKING TO ENSURE THAT, AT ANY GIVEN TIME, A MAJORITY OF TRUSTEES SERVING ON THE BOARD HAS SEVERAL YEARS OF IN-DEPTH KNOWLEDGE AND FIRST-HAND EXPERIENCE OF THE FUND'S CLOSED-END FUND STRUCTURE, INVESTMENT OBJECTIVES, AND ITS UNIQUE INVESTMENT STRATEGY THAT IS FOCUSED ON THE LIFE SCIENCES INDUSTRIES AND INCLUDES BOTH PUBLIC AND PRIVATE COMPANY INVESTMENTS (THROUGH BOTH STRUCTURED AND VENTURE CAPITAL INVESTMENTS).

•  Under the Fund's current classified board structure, the Trustees of only one class, the class up for election in that year, may be replaced at any one annual shareholder meeting. Thus, it would require two years to change a majority of the members of the Board.

•  If all Trustees were elected annually, most or all of HQL's Trustees could be replaced at once, in a single shareholder meeting, potentially resulting in an abrupt loss of the Board's institutional memory and experience with respect to HQL's development, operations and policies and procedures.

•  The Board believes the institutional knowledge of the Board is particularly relevant with respect to the following:

o  Healthcare Industry Knowledge. HQL is a highly specialized sector fund that invests principally in subsectors within the healthcare and life sciences industries. The Board considers it important that a significant number of Trustees have knowledge and experience in those industries, while other Trustees have investment management or financial experience relevant to the Fund's operation. The Board takes into account relevant industry and related experience (among other factors) when reviewing each prospective candidate for nomination.

o  Valuation of Portfolio Holdings. A classified board structure is also designed to ensure that the Board continuously includes Trustees with specialized knowledge and experience with the valuation of HQL's portfolio holdings. HQL may invest up to 40% of its net assets in securities of privately held venture companies and restricted securities of publicly traded companies. The values of such securities are determined by a "fair valuation" process, which is overseen by the Board's Valuation Committee. Experience, continuity and stability in oversight of the valuation process is important, as such securities are often long-term holdings. Abrupt changes in the composition of the Board, and thus the Valuation Committee, could lead to loss of the requisite experience on the Valuation Committee. It could likewise lead to material changes in such fair valuations more related to abrupt changes in the makeup of the Valuation Committee members than any changes in the characteristics of the holdings themselves.

o  Familiarity with the Closed-End Fund Structure. As a closed-end investment company, HQL is subject to significant regulation and benefits from an active and experienced Board. HQL's Trustees have a broad range of responsibilities and must invest significant time to become and remain knowledgeable about these regulatory requirements. Large, sudden changes in the composition of the Board would disrupt this collective knowledge existing on the Board.

•  Presently six out of seven of HQL's Trustees have served on the Board for more than five years, and four have served for more than ten years. All the Trustees, other than the President of the Fund, who is affiliated with the Adviser, are independent of the Adviser and of one another. The Board believes this composition reflects an appropriate balance, made possible by the current classification structure, of continuity and change. Out of the current Trustees, six out of the seven have been elected by shareholders.

•  The Board believes that an abrupt change in a majority of the Fund's Board could impair the Fund's ability to achieve its investment objective. The Board also believes that a classified board:

o  enhances the independence of the Independent Trustees by providing them with an assured minimum term of office (three years) with each election rather than just a 12-month term;

o  strengthens the Fund's ability to attract and retain highly qualified Trustees who are willing to make a multi-year commitment to the Fund and its shareholders and to develop a deep understanding of the Fund; and

o  allows new Trustees (up to approximately one-third of the Board members) to be elected each year, while also ensuring such new Trustees have an opportunity to gain knowledge about the Fund from the continuing Trustees, thereby permitting both new Trustees and continuity.

THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.

A Classified Board Provides Better Protection Against Certain Takeovers and Unfair and Abusive Tactics by Arbitrageurs Seeking a Short-Term Profit on Closed-End Investment Companies

HAVING A CLASSIFIED BOARD STRUCTURE DOES NOT PREVENT HOSTILE TAKEOVER OF AN INVESTMENT COMPANY, BUT IT DOES PROVIDE THE BOARD AND THE FUND'S ADVISER WITH SOME PROTECTION AGAINST ABUSIVE TACTICS AND ARTIFICIAL PRESSURES FREQUENTLY

APPLIED BY ARBITRAGEURS SEEKING TO MAKE SHORT TERM PROFITS BY TAKING ADVANTAGE OF MARKET DISCOUNTS AT WHICH INVESTMENT COMPANIES SOMETIMES TRADE. IT ALSO PROVIDES THE BOARD THE TIME AND OPPORTUNITY TO NEGOTIATE WITH SUCH PARTIES AND TO MAKE REASONABLE BUSINESS JUDGMENTS IN THE BEST LONG-TERM INTEREST OF THE FUND.

•  Because only one class of the Fund's three classes of Trustees is elected at any annual meeting of shareholders, at least two annual meetings would be required to effect a change in control of the Fund's Board. This gives the Board and the Fund some measure of protection from activist arbitrageurs seeking to gain control of the Fund in order to achieve a short-term profit for themselves.

•  Absent the classified Board, an arbitrageur (or group of arbitrageurs) could gain control of the Fund abruptly by temporarily acquiring or obtaining voting control over a sufficient number of the Fund's shares to replace the entire Board with its own nominees at a single annual meeting.

•  After obtaining control, actions often pursued by such arbitrageur involve liquidation and termination of the fund or, through large self-tender offers, liquidation of a significant portion of a fund's assets, or dividend policies designed to accomplish the same type of result through significant returns of capital (i.e., dividends in excess of what the portfolio is generating). Such large self-tender offers and return of capital-based dividend policies typically accomplish nothing over the long term except to make the fund smaller and smaller, and as a result, increased its expense ratio. These actions would widen increase the discount of the market price of HQL's shares relative to their net asset value over the long-term.

•  In the case of HQL, actions involving the liquidation of assets would create particular liquidity issues due to its illiquid venture capital portfolio. In other words, as more and more liquid assets are sold to support some of these activities, the remaining illiquid assets would increase as a percentage of the whole. The Fund would become more and more illiquid, its investment strategy would not function as designed, and an investment of the Fund's shares would involve greater and greater risk.

•  Other actions that may be pursued by such arbitrageurs include converting the Fund into an open-end fund or terminating the adviser. Because open-end funds must stand ready to redeem their shares every day and must seek to maintain a portfolio that is at least 85% liquid, such a status could be inconsistent with HQL's venture strategy. Further, because the Adviser has no distribution infrastructure to support on-going sales of shares of an open-end fund, HQL would inevitably shrink in size over time, with all of the adverse effects described above. Termination of the Adviser would completely disrupt HQL's unique operation and its long-term positive track record, and result in the Fund being managed by another adviser, whether or not qualified to manage it.

THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.

A Classified Board Provides Equal Accountability to Shareholders

UNDER HQL'S CLASSIFIED BOARD STRUCTURE, IN ORDER TO REMAIN ON THE BOARD, EACH TRUSTEE MUST BE ELECTED BY SHAREHOLDERS AT THE ANNUAL MEETING AT WHICH HE OR SHE IS UP FOR ELECTION. THE BOARD BELIEVES THAT THE FACT THAT ITS MEMBERS ARE ELECTED EVERY THREE YEARS FOR THREE YEAR TERMS MAKES THEM NO LESS ACCOUNTABLE TO SHAREHOLDERS THAN THEY WOULD BE UNDER A STRUCTURE IN WHICH EACH TRUSTEE IS ELECTED FOR A ONE YEAR TERM ANNUALLY. FURTHER, THE BOARD'S FIDUCIARY

RESPONSIBILITIES REMAIN THE SAME REGARDLESS OF THE LENGTH OF TERM OR FREQUENCY OF THEIR INDIVIDUAL ELECTION.

•  The 1940 Act expressly recognizes the use of a classified board of directors by investment companies (and in fact permits terms of up to 5 years, even though the term of each Trustee of HQL is only 3 years). The Fund's Board considers the 3-year term to strike an effective balance of continuity and possible Board changes by shareholder vote.

•  The Board has also implemented other broad measures to ensure accountability of Trustees. The Board and the Audit Committee annually conduct a self-assessment review. Although neither Massachusetts law nor the 1940 Act requires HQL to hold annual shareholders' meetings for the election of Trustees, HQL holds annual meetings to satisfy requirements of the New York Stock Exchange rules for listed companies, which also permit classified boards. By contrast, open-end mutual funds, which are not subject to listing exchange requirements, do not generally hold annual shareholder meetings to elect directors or trustees.

•  Furthermore, the Fund's Declaration of Trust provides that (a) any Trustee may be removed for cause by the affirmative action of at least two-thirds of the remaining Trustees and (b) any Trustee may be removed at any meeting of shareholders by a vote of at least two-thirds of the shares outstanding.

•  A classified board does not preclude long-term shareholders from nominating and voting in their own candidates. Currently shareholders have the right to replace approximately one-third of HQL's Trustees each year, a majority over two years, and all of the Trustees over three-years. Long-term shareholders with bona-fide long-term interests can thus effect change in the composition of the Board if they choose.

•  A shorter term does not necessarily mean enhanced governance effectiveness or the better fulfillment of duties by the Board. Instead, as noted above, it can lead to unpredictably of tenure and, as a result, more difficulty in recruiting high quality, committed candidates willing to make the investment of time needed to be an effective Trustee.

THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.

The Current Board is Committed to Enhancing Long-Term Shareholder Value

THE CURRENT BOARD IS FOCUSED ON THE LONG-TERM INTERESTS OF HQL'S SHAREHOLDERS AND IS COMMITTED TO ENHANCING LONG-TERM SHAREHOLDER VALUE. AMONG OTHER THINGS, THE BOARD REGULARLY CONSIDERS OPTIONS AVAILABLE TO ENHANCE BOTH THE ADVISER'S IMPLEMENTATION OF HQL'S INVESTMENT STRATEGY AND SHAREHOLDER VALUE.

IF YOU USE A PROXY ADVISORY FIRM TO ADVISE YOU ON HOW TO VOTE ON SUCH MATTERS, PLEASE CONSIDER WHETHER ANY SUCH FIRM'S RECOMMENDATION ON PROPOSAL 3 TAKES INTO ACCOUNT THE BOARD'S PAST ACTIONS WITH REGARD TO ENHANCING VALUE FOR SHAREHOLDERS OF HQL.

•  The Board continually considers opportunities to enhance HQL's performance. For example, in 2016, the Board reviewed HQL's sub-classification as a "diversified" fund under the 1940 Act, as well as HQL's existing fundamental investment restrictions. Upon concluding such reviews, the Board determined that its "diversified" status and these restrictions unduly restrained HQL's investment operations. The Board recommended that shareholders approve certain changes to these features to provide the Adviser with greater investment flexibility in implementing HQL's investment strategy. The shareholders approved these changes at the 2016 Annual Meeting of Shareholders. The change in diversification status particularly enhances the flexibility of the Adviser to pursue its unique venture strategy. Specifically, one aspect of this change is that it allows HQL to acquire a larger percentage of the voting securities of more venture companies than would otherwise be the case. The nature of these companies is such that, with a small investment in dollar terms (and thus as a percentage of HQL's net assets), HQL could quickly reach the 10% voting limit that would otherwise apply. This could constrain both initial and follow on investments in venture companies. The Board initiated this change with the shareholders' approval in an effort to enhance investment performance.

•  The Board has also implemented and overseen HQL's fixed distribution policy pursuant to which HQL currently distributes 2% of its net assets quarterly. A policy designed to provide a sustainable and generally predictable fixed distribution tends to keep the Fund's discount to net asset value, if any, narrower than would otherwise be the case.

•  The Board also authorized the continued use of a share repurchase program by HQL to allow HQL to purchase outstanding shares in the open market opportunistically, when advantageous to shareholders. Repurchases at market prices that are meaningfully below net asset value are accretive to shareholder value. The distribution policy and share repurchases are intended to enhance shareholder value, potentially provide shareholders with greater liquidity with respect to their investment in HQL and potentially reduce the discount between the market price of HQL's shares and the net asset value per share.

•  The Board also regularly receives and considers reports regarding the Adviser's implementation of HQL's investment strategy and performance and the fees paid by HQL for such services. These include analyses of independent parties employed by the Independent Trustees comparing HQL's performance and fees to those of other funds. The Board notes that, although there is no commonly published index which closely matches the investment strategy of HQL, HQL's annualized returns for fiscal year 2017 exceeded or were comparable to the returns of the NASDAQ Biotechnology Index® ("NBI"). Specifically, for fiscal year 2017, HQL's annualized return at market price was 24.3% and at net asset value was 17.1%, as compared to 16.0% for the NBI and as described in HQL's 2017 Annual Report. On a longer term basis, of 621 closed-end funds tracked by CEFConnect, an unaffiliated closed-end fund research and news provider, HQL ranks 10th based on 5 year net asset value return, with an annualized return of 14.72% as of March 12, 2018.

THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSAL 3.

Prior Failed Proposals by the Proponent to Declassify the Board

This is the fourth time in the last seven years (and the second consecutive year) that the Proponent has submitted a proposal asking HQL's Board to consider taking actions to declassify its structure. Specifically, prior to submitting Proposal 3, the Proponent submitted similar proposals for consideration at the 2011, 2012 and 2017 Annual Meetings of Shareholders.

At each of these prior meetings, shareholders appropriately rejected the proposal, in accordance with the Board's recommendation. And, in fact, the Proponent's most recent failed proposal in 2017 received the lowest percentage of shareholder support of all three prior failed proposals, evidence that shareholders understand and value the existing classified structure of the Board. As the Proponent is well aware, each time the Proponent puts forth a declassification proposal, the Fund is forced to expend shareholder money to ensure that both the Fund and the Proponent satisfy numerous procedure and/or substantive requirements contained in the SEC proxy rules. The SEC proxy rules are designed to appropriately balance the competing interests of a shareholder having access to an issuer's proxy statement and all shareholders having only bona fide, relevant proposals included on an issuer's proxy statement. In again submitting a declassification proposal, the Proponent is ignoring the interest of all shareholders by forcing the Fund to expend shareholder money to ensure compliance with the SEC proxy rules for a proposal that shareholders have repeatedly and rightly rejected.

The Board strongly recommends that shareholders again reject a proposal to declassify the Fund's board by voting AGAINST Proposal 3.

What is the Required Vote and What Would Happen if Proposal 3 is Approved?

If a quorum of the Fund's shares necessary for the transaction of business is present at the Annual Meeting, Proposal 3 will be treated as approved only if a majority of all votes validly cast vote FOR Proposal 3. Proposal 3 is not a shareholder vote to approve declassifying the Board of Trustees. Instead, it proposes that the Fund's shareholders ask the Trustees to take action to effect a declassification of the Board of Trustees.

If Proposal 3 passes at the Annual Meeting, the Trustees would continue to exercise their fiduciary duty to act in the interest of the Fund's shareholders, and would not be obligated to recommend a separate binding proposal to shareholders that would be needed to actually declassify the Board.

In order to take the necessary steps to declassify the Board of Trustees, the Trustees would need to conclude that such declassification would be in the best interest of shareholders. The Board cannot be declassified without amending the Fund's Declaration of Trust, which can be done only through a separate vote of the Fund's shareholders. Even if the Board concluded that declassifying the Board of Trustees was in the best interests of the Fund and its shareholders, it may submit to the Fund's shareholders a proposal with terms that are different from those contained in Proposal 3.

Therefore, declassification of the Board cannot occur without (i) a separate mailing of a proxy statement to the Fund's shareholders that explains the details of the proposed declassification, and (ii) a separate vote of the Fund's shareholders approving the declassification. The requisite shareholder vote to implement declassification differs from the vote needed for the advisory approval to pass. Specifically, a vote of a "majority of the outstanding voting securities" of the Fund would be necessary to approve amending the Fund's Declaration of Trust in this manner. Under the 1940 Act, that term means an affirmative vote of (a) 67% of the Fund's outstanding voting securities present at a meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD OF TRUSTEES RECOMMENDS YOU VOTE AGAINST PROPOSAL 3 BECAUSE IT BELIEVES PROPOSAL 3 IS NOT IN THE BEST INTEREST OF THE FUND AND ITS SHAREHOLDERS.

The Board opposes Proposal 3 and recommends that shareholders vote AGAINST it.

INFORMATION PERTAINING TO THE CUSTODIAN AND ADMINISTRATOR AND
TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR

The Fund's securities and cash are held under a custodian contract by State Street Bank and Trust Company ("State Street"), whose principal business address is One Lincoln Street, Boston, MA 02111. State Street is also the Administrator of the Fund and also performs certain accounting related functions for the Fund, including calculation of net asset value and net income.

Computershare Inc. serves as Dividend Disbursing Agent. Computershare Trust Company, N.A., a fully owned subsidiary of Computershare Inc., serves as (1) the Plan Agent for the Fund's Dividend Reinvestment Plan and (2) the Transfer Agent and Registrar for Shares of the Fund. Computershare Trust Company, N.A. and Computershare Inc. have their principal business at 250 Royall Street, Canton, MA 02021.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and Section 30(j) of the 1940 Act, as applied to the Fund, require the Fund's officers and trustees, investment manager, affiliates of the investment manager, and persons who beneficially own more than ten percent of a registered class of the Fund's outstanding securities ("Reporting Persons") to file reports of ownership of the Fund's securities and changes in such ownership with the SEC and the NYSE. Such persons are required by SEC regulations to furnish the Fund with copies of all such filings.

Based solely upon its review of the copies of such forms received by it, and written representations from certain Reporting Persons that no year-end reports were required for those persons, the Fund believes that during the fiscal year ended September 30, 2017, its Reporting Persons complied with all applicable filing requirements.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of the Fund is not aware that any matters are to be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying Proxy will be voted thereon in accordance with the judgment of the persons named as proxies.

PROXIES AND VOTING AT THE ANNUAL MEETING

Shareholders who execute proxies may revoke them at any time before they are voted by written notice to the Secretary of the Fund at 100 Federal Street, 19th Floor, Boston, MA 02110, or by casting a vote at the Annual Meeting. Instructions on how to attend the meeting and vote in person can be obtained by calling (617) 772-8500. All valid proxies received prior to the Annual Meeting, or any adjournment(s) or postponements(s) thereof, will be voted at the Annual Meeting and any adjournments or postponements thereof.

The representation in person or by proxy of a majority of the outstanding shares of the Fund is necessary to constitute a quorum for transacting business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker "non-votes" will be treated as shares that are present. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Proposals 1 and 2 to be voted upon by the shareholders involve matters that the NYSE considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Proposal 3 to be voted upon by the shareholders involves a matter that the NYSE considers to be non-routine and not within the discretion of brokers to vote if no customer instructions are received.

Proposal 1 requires the approval of a plurality of shares voting at the Annual Meeting (i.e., the nominee for each seat receiving the greatest number of votes will be elected).

Proposals 2 and 3 require the approval of a majority of all votes validly cast at the Annual Meeting.

Abstentions and broker non-votes will be considered shares present or represented by a proxy but will not be considered shares voted. As a result, they will have no effect on Proposals 1, 2 and 3.

Matters on which a choice has been provided will be voted as indicated on the proxy card and, if no instruction is given, the persons named as proxies will vote the shares represented thereby FOR all nominees for election as Trustee, FOR Proposal 2 and AGAINST Proposal 3, and will use their best judgment in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In the event that sufficient votes in accordance with the Trustees' recommendations on any Proposal are not received by June 15, 2018 or the necessary quorum has not been obtained, or if other matters arise requiring shareholder attention, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Annual Meeting to permit further solicitation. Any such adjournment will require approval by a majority of the votes validly cast on the matter at the session of the Annual Meeting to be adjourned. When voting on a proposed adjournment, the persons named as proxies will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST an item, in which case such shares will be voted AGAINST the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more items prior to such adjournment, if sufficient votes have been received and it is otherwise appropriate. Abstentions and broker non-votes will be disregarded for purposes of voting on adjournment.

As of April 19, 2018, there were 22,008,247 shares of beneficial interest of the Fund issued and outstanding. Shareholders of the Fund will be entitled to one vote for each share held. Only shareholders of record at the close of business on April 19, 2018, the record date, will be entitled to vote at the Annual Meeting. As of March 31, 2018, the Trustees and officers of the Fund individually and as a group beneficially owned less than 1% of the outstanding voting securities of the Fund. To the best of the Fund's knowledge, based upon filings made with the SEC, as of April 13, 2018, no persons or groups beneficially owned more than 5% of the voting securities of the Fund.

PROPOSALS FOR 2019 ANNUAL MEETING

Shareholder proposals for the Fund's 2019 Annual Meeting must be received by U.S. mail, a private courier service or hand delivery and be addressed to the Fund's Secretary at the Fund's executive offices at 100 Federal Street, 19th Floor, Boston, Massachusetts 02110 no later than December 21, 2018 for inclusion in the Fund's 2019 proxy statement and form of proxy, unless the meeting date is more than 30 days before or after June 14, 2019, in which case the proposal must be submitted a reasonable time before the time the Fund begins to print and send its proxy materials for the 2019 Annual Meeting. Submission of such proposals does not insure that they will be included in the Fund's 2019 proxy statement or submitted for a vote at the Fund's 2019 Annual Meeting.

In addition, shareholder proposals for the Fund's 2019 Annual Meeting (other than proposals submitted for inclusion in the Fund's 2019 proxy statement) must be submitted to the Fund's Secretary between February 14, 2019 and March 16, 2019, unless the meeting date is more than 30 days before or after June 14, 2019, in which case the proposal must be submitted by the later of the close of business on (1) the date 90 days prior to the 2019 Annual Meeting date or (2) the tenth business day following the date on which the 2019 Annual Meeting date is first publicly announced or disclosed.

GENERAL

The Fund will pay the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, internet, telephone or telegraph. The solicitation of proxies will be largely by mail but may include telephonic, electronic or oral communication by Okapi Partners, a professional proxy solicitation firm engaged by the Fund, at a cost estimated to be between $58,000 and $133,000, depending on the services provided and results obtained. To reduce the cost to shareholders, the Adviser has agreed to pay from its own resources any amount exceeding $58,000. In addition, certain officers of the Fund and certain employees of the Adviser, who will receive no compensation for their services other than their regular salaries, may solicit the return of proxies personally or by telephone or facsimile. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the shares of the Fund. The Fund may reimburse brokerage houses, nominees and other fiduciaries for postage and reasonable expenses incurred by them in forwarding of proxy material to beneficial owners.

A number of banks, brokers and financial institutions have instituted "householding". Under this practice, only one Proxy Statement may be delivered to multiple shareholders who share the same address and satisfy other conditions. The Fund will deliver promptly a separate copy of this Proxy Statement to a shareholder at a shared address upon request. To request a separate copy of this Proxy Statement, write or call the Fund at the address and phone number set forth above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 14, 2018

The Proxy Statement for the Annual Meeting of Shareholders of Tekla Life Sciences Investors and form of proxy are available at www.proxy-direct.com/TKL-29839.

TEKLA LIFE SCIENCES INVESTORS

April 20, 2018

EXHIBIT A

Governance and Nominating Committee Charter

For convenience, this Charter refers to the Funds and their respective Boards of Trustees (each the "Board"), and their respective Governance and Nominating Committees (each the "Committee" or the "Governance and Nominating Committee") in the singular. However, this Charter applies to each Fund, its Board and its Committee independently.

Committee Membership

The Committee shall consist entirely of trustees of the Fund who (1) are not "interested persons," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund or the Fund's investment adviser and (2) are "independent" as defined in the New York Stock Exchange ("NYSE") Listing Standards ("Independent Trustees"). The President of the Fund, although not a member of the Committee, will cooperate with the Committee by assisting the Committee to discharge its responsibilities, including by recommending candidates and recruiting them for the Board or to serve as executive officers of the Fund.

Missions

The principal missions of the Committee are (i) to review, evaluate, and enhance the effectiveness of the Board in its role in governing the Fund and overseeing the management of the Fund and (ii) to promote the effective participation of qualified individuals on the Board, on committees of the Board, and as executive officers of the Fund. The Committee shall consider the Corporate Governance Guidelines attached to this Charter as Appendix A in fulfilling its missions.

Governance Function

The Committee shall review, discuss, and make recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the management of the Fund. These may include, but are not limited to, issues relating to:

1.  the selection of the Fund's investment adviser (the "Adviser") and approval of the Fund's investment advisory contract;

2.  the selection and approval of the Fund's outside counsel ("Fund Counsel");

3.  the composition of the Board, including:

(a)  the size of the Board and the qualifications and representative areas of expertise of the members of the Board; and

(b)  retirement and succession policies relating to members of the Board;

4.  the members of the Board, including:

(a)  guidelines relating to ownership of shares of the Fund by members of the Board;

(b)  whether members of the Board may not serve in a similar capacity on the board of a registered investment company (i) which is not sponsored or advised by the Adviser or its affiliates and (ii) which the Committee in its discretion has determined to be competitive with the Fund taking into account such registered investment company's investment mandate;

(c)  continuing education of members of the Board; and

(d)  identification of best practices for members of the Board;

5.  the meetings of the Board, including:

(a)  coordination with the Chairman of the Board in developing the agenda for the meetings of the Board, with the assistance of the Adviser and Fund Counsel;

(b)  frequency of meetings of the Board; and

(c)  Board meeting attendance policies;

6.  the role of the Independent Trustees, including:

(a)  limitations on the ability of Independent Trustees to act and function independently of the Board and the Adviser; and

(b)  the quality of information received by the Independent Trustees;

7.  compensation for Independent Trustees;

8.  the role of the committees of the Board, including:

(a)  number and type of committees; and

(b)  periodic approval of the charter and scope of the responsibilities of each committee;

9.  the relationship between the Board and management, including:

(a)  oversight of and communication with management;

(b)  coordination with management to ensure that management has developed an appropriate plan to deal with succession and potential crisis management situations; and

10.  Board self-evaluation.

Nominating Function – Board

1.  The Committee shall make nominations for trustees and officers of the Fund and submit such nominations to the full Board. The Committee shall evaluate candidates' qualifications for such positions and, in the case of candidates for election to the Board, whether they would qualify as Independent Trustees. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence (e.g. business, financial or family relationships with the Adviser). In determining candidates' qualifications for Board membership, the Committee shall consider factors which may be delineated in this Charter or the Fund's By-Laws and may consider such other factors as it may determine to be relevant to fulfilling the role of being a member of the Board.

2.  The Committee may consider potential trustee candidates recommended by shareholders, provided that the proposed candidates: (i) satisfy any minimum qualifications of the Fund for its trustees; and (ii) qualify as Independent Trustees. In order for the Committee to evaluate any nominee recommended by a shareholder or shareholder group, potential trustee candidates and nominating shareholders or shareholder groups must satisfy the requirements provided in Appendix B to this Charter. The Committee shall not otherwise evaluate shareholder trustee nominees in a different manner than other nominees, and the standard of the Committee is to treat all equally qualified nominees in the same manner. Once a nomination has been timely received in proper form, the nominee will be asked to complete an eligibility questionnaire to assist the Committee in assessing the nominee's qualifications as a potential Independent Trustee. The Committee will make such determinations in its sole discretion and such determinations shall be final.

3.  The Committee may identify prospective trustees from any reasonable source, including, but not limited to, the consultation of third-party trustee search services.

4.  The Committee requires that each prospective trustee have a college degree or equivalent business experience. In addition to the requirements delineated in the Fund's By-Laws, the Committee may take into account a wide variety of factors in considering prospective trustees, including (but not limited to): (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; (v) the candidate's ability, judgment and expertise; and (vi) overall diversity of the Board's composition.

6.  The Committee shall evaluate the participation and contribution of each trustee coming to the end of his or her term before deciding whether to recommend reelection. The Committee may seek the views of other trustees to assist them in this evaluation.

Nominating Function – Committees

The Committee shall make nominations for membership on all committees of the Board and submit such nominations to the full Board and shall review committee assignments as necessary.

Other Powers and Responsibilities

1.  The Committee shall meet at least annually so it can carry out its review of the investment advisory agreement, recommend the selection of an Adviser, and consider Board and Committee nominations. The Committee shall meet at such other time or times as the Committee or the Board may determine appropriate or necessary and is empowered to hold special meetings as circumstances require.

2.  The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to utilize Fund Counsel and to retain experts or other persons with specific competence at the expense of the Fund.

3.  The Committee shall review this Charter periodically and recommend any changes to the Board.

APPENDIX A

Corporate Governance Guidelines

1.  General

The intent is that the Board shall, wherever possible, comply in its structure and operations with the guidelines issued by the NYSE and the Securities and Exchange Commission ("SEC").

2.  Board Composition

(a)  The Fund's Declaration of Trust, as amended, provides that the Trustees shall be at least three and not more than fifteen in number, as fixed by the Trustees, and the number of Trustees is currently fixed at seven.

(b)  Independent Trustees shall represent at least 75% of Board membership.

(c)  The President of the Adviser, and such other officers of the Adviser as the Board may designate, shall be included among those nominated for Board membership, but they shall not be considered as Independent Trustees.

(d)  The Board shall seek to be broadly representative of the various skills and experience deemed necessary to ensure sound oversight of the Fund.

3.  Selection of Chairman of the Board

The Board shall annually elect its own Chairman from among those Independent Trustees elected by the shareholders. This election shall take place at the first Board meeting following the annual meeting of shareholders or upon the initiative of a two-thirds majority of the trustees.

4.  General Expectations

(a)  In serving as a trustee, each trustee must exercise duties of care and loyalty to the Fund.

(b)  Each Independent Trustee is expected to be knowledgeable about Fund business and financial operations through Board and Board committee meetings and personal inquiry and observation, and to contribute to the Board's oversight of the Fund's investment performance.

(c)  Each trustee is expected to devote sufficient time and attention to carrying out his or her duties and responsibilities as a trustee of the Fund and to ensure that other commitments or responsibilities do not materially interfere with his or her duties and responsibilities to the Fund.

(d)  The criteria to be used to evaluate candidates to serve as trustees, which will be reviewed from time to time by the Board or the Governance and Nominating Committee, will stress personal and professional integrity, sound judgment, relevant experience, a proven record of professional accomplishment, and a commitment to devote sufficient time and attention to Fund matters, among other relevant factors. In the case of a candidate to serve as an Independent Trustee, independence will be required in terms of both the letter and spirit of applicable law.

5.  Retirement of Trustees

Trustees shall serve for a three-year term upon nomination by the Committee and election by the shareholders. No person may be nominated for election to the Board, if that person is 75 years of age or older at the time of consideration, unless such nomination is approved by at least 66 2/3% of the Independent Trustees.

6.  Independent Trustee Sessions

Independent Trustees are expected to meet in separate session at least once each quarter, typically in conjunction with the regularly scheduled Board meeting for that quarter. In such sessions, Independent Trustees are expected to engage in candid discussions about Fund management performance and other sensitive matters deemed appropriate.

7.  Independent Trustee Authority to Hire Staff

Independent Trustees may hire their own staff to the extent deemed necessary to help Independent Trustees deal with matters on which they deem outside assistance to be necessary.

8.  Committees of the Board

(a)  The Board shall have four Committees:

(i)  an Audit Committee;

(ii)  a Valuation Committee;

(iii)  a Governance and Nominating Committee; and

(iv)  a Qualified Legal Compliance Committee.

(b)  A Compensation Committee, generally required by SEC and NYSE guidelines, is not deemed necessary as personnel of the Adviser serve as the Fund's officers, and the compensation of such personnel is determined and payable by the Adviser (with the exception of the Fund's Chief Compliance Officer). Oversight of the Adviser's budget, including compensation, shall be a factor in the Board's approval of the Adviser's investment advisory contract.

(c)  Each of the Board's committees shall have a charter (or policies and procedures), which shall have been approved by the Board. The Governance and Nominating Committee shall review periodically each such charter and recommend any changes to the Board. The Audit Committee shall review its charter annually to comply with NYSE Listing Standards and recommend any changes to the Board.

(d)  Committee Chairman and members shall be nominated by the Governance and Nominating Committee and approved by the Board.

(e)  The Audit Committee, Governance and Nominating Committee and Qualified Legal Compliance Committee shall each consist solely of Independent Trustees.

9.  Board Meetings

(a)  The Board is expected to meet no less than four times per year, including one meeting which coincides with the annual meeting of shareholders.

(b)  Trustees are expected to attend all Board meetings in person. Where conflicts prevent attendance in person, trustees may attend by telephone or video conference. It is expected that, during their term, trustees shall attend no fewer than 50% of Board meetings in person and no less than 75% of meetings where a majority of Independent Trustees must be present in person.

(c)  Agendas for Board meetings shall be proposed by the Adviser and Fund Counsel and approved by the Chairman of the Board at least two weeks in advance of each Board meeting and one month in advance of the annual meeting of shareholders.

(d)  Minutes for each Board meeting shall be prepared and circulated within six weeks of each Board meeting and shall highlight items on which follow-up action is required.

(e)  In their role as trustees, all trustees owe a duty of loyalty to the shareholders and to the Fund. This duty of loyalty mandates that the best interests of the shareholders and the Fund take precedence over any interests possessed by a trustee. In the event of any conflict of interests, a trustee shall promptly disclose such conflict to the Chairman of the Board and Fund Counsel and recuse him or herself from any discussions or votes involving the conflict.

(f)  The proceedings of the Board and its committees are confidential. Each trustee shall maintain the confidentiality of information received as part of his or her duty as a trustee.

10.  Board Access to Senior Management and Key Service Providers

Trustees must have reasonable access to Fund management and senior management of the Adviser. Trustees must have reasonable access to Fund Counsel, auditors, and other key service providers. Independent Trustees must have reasonable access to independent legal counsel. The Chairman of the Board is responsible for fostering constructive interaction between Fund management and the Board. The chairman of each committee is responsible for fostering constructive interaction between Fund management and the committee.

11.  Trustee Education

(a)  New trustees will review background materials and participate in an orientation program that includes discussions with incumbent trustees and senior management. Topics covered will include investment operations, compliance practices and operations, financial operations, and organizational structure.

(b)  Continuing trustee education will be a standing agenda item for each regularly scheduled meeting to cover timely topics based on industry developments and Fund operations.

12.  Review of Strategic Planning

The Board will periodically review the continued organizational strength of the Fund, Fund management, and the Adviser to ensure the Fund's continued short-term and long-term viability. At least biannually, the Board will review the Fund's annual and longer term strategic business plans and management development and succession plan.

13.  Board Compensation

The Independent Trustees will establish and periodically review their compensation.

14.  Insurance Coverage and Indemnification

The Fund will maintain directors' and officers'/errors and omissions insurance coverage and/or indemnification that is adequate to ensure the independence and effectiveness of the Independent Trustees. The Independent Trustees will periodically review the effectiveness of such insurance coverage and/or indemnification.

15.  Board Evaluation

The Governance and Nominating Committee shall prepare a Board self-evaluation instrument that each trustee shall complete annually.

Appendix B

Procedures and Eligibility Requirements for
Shareholder Submission of Nominee Candidates1

A.  Nominee Requirements

Trustee nominees recommended by shareholders must fulfill the following requirements:

1.  The nominee may not be the nominating shareholder, a member of the nominating shareholder group, or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group.

2.  Neither the nominee nor any member of the nominee's immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group.

3.  Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee's name was submitted, during the immediately preceding calendar year, or during the year when the nominee's name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group.

4.  The nominee may not be an executive officer, director (or person performing similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group.

5.  The nominee may not control (as "control" is defined in the 1940 Act) the nominating shareholder or any member of the nominating shareholder group (or in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the 1940 Act).

B.  Nominating Shareholder or Shareholder Group Requirements

The nominating shareholder or shareholder group must meet the following requirements:

1.  Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Fund's securities that are eligible to vote at the time of submission of the nominee and at the time of the meeting where the nominee may be elected. Each of the securities used for purposes of calculating the required ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment, and the securities used for purposes of calculating the required ownership cannot be held "short."

2.  The nominating shareholder or shareholder group must also submit a certification which provides the number of shares which the person or group has (i) sole power to vote or direct the vote; (ii) shared power to vote or direct the vote; (iii) sole power to dispose or direct the disposition of such shares; and (iv) shared power to dispose or direct the disposition of such shares. In addition, the certification shall provide that the shares have been held continuously for at least 2 years.

1  Appendix B applies only to trustee nominee recommendations made by shareholders to the Governance and Nominating Committee. Refer to the Fund's By-laws regarding submission of shareholder proposals for the election of trustees. Unless otherwise specified herein, please refer to the Securities Exchange Act of 1934 and regulations thereunder for interpretations of terms used in this Appendix B.

C.  Deadlines and Limitations

1.  A nominating shareholder or shareholder group may not submit more than one nominee per year.

2.  All nominee submissions must be received by the Fund by the deadline for submission of any shareholder proposals which would be included in the Fund's proxy statement for the next annual meeting of the Fund.

D.  Making a Submission

Shareholders recommending potential trustee candidates must substantiate compliance with these requirements at the time of submitting their proposed trustee candidate to the attention of the Fund's Secretary. Notice to the Fund's Secretary should include: (i) the shareholder's contact information; (ii) the trustee candidate's contact information and the number of Fund shares owned by the proposed candidate; (iii) all information regarding the candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the 1934 Act; and (iv) a notarized letter executed by the trustee candidate, stating his or her intention to stand for election and be named in the Fund's proxy statement, if nominated by the Board, and to serve as a trustee, if so elected.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting Dechert LLP One International Place, 100 Oliver Street, 40th Floor Boston, MA 02110 on June 14, 2018 at 9:00 A.M. Eastern Time

Please detach at perforation before mailing.

PROXY	TEKLA LIFE SCIENCES INVESTORS
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2018

This Proxy is Being Solicited on Behalf of the Board of Trustees. The undersigned hereby appoints Daniel R. Omstead, Ph.D., Oleg M. Pohotsky and Michael W. Bonney and each of them, proxies of the undersigned, with full powers of substitution, to vote at the Annual Meeting of Shareholders of TEKLA LIFE SCIENCES INVESTORS (the “Fund”) to be held on June 14, 2018 at 9:00 a.m., at Dechert LLP, One International Place, 100 Oliver Street, 40th Floor, Boston, Massachusetts 02110, and at any adjournment(s) or postponement(s) thereof, all the shares of the Fund outstanding in the name of the undersigned as follows on the reverse of this card.

THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS TRUSTEES, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

HQL_29839_041218

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Shareholder Meeting to Be Held on June 14, 2018.

The Proxy Statement and Proxy Card for this meeting are available at:

https://www.proxy-direct.com/TKL-29839

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:	X

A	Proposals

The Board of Trustees recommends a vote FOR the nominees listed.			FOR	WITHHOLD	FOR ALL
1.		The election of two Class B Trustees:	ALL	ALL	EXCEPT
		01. Daniel R. Omstead, Ph.D 02. Lucinda H. Stebbins, CPA	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT”and write the nominee’s number on the line provided.

The Board of Trustees recommends a vote FOR Proposal 2.			FOR	AGAINST	ABSTAIN
2.		The ratification or rejection of the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2018.	☐	☐	☐
The Board of Trustees recommends a vote AGAINST Proposal 3.

3.

Shareholder proposal requesting that the Fund take the steps necessary to reorganize the Board of Trustees into one class with each Trustee subject to election each year, if properly presented at the meeting.

			☐	☐	☐

4.		The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder should sign.  When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below		Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

/ /

608999900109999999999

	xxxxxxxxxxxxxx	HQL 29839	M xxxxxxxx

BEFORE YOU VOTE –

IMPORTANT INFORMATION REGARDING THE ENCLOSED BALLOT!

To Vote your shares

ALONG WITH THE RECOMMENDATIONS OF THE BOARD OF TRUSTEES

of Tekla Life Sciences Investors (“HQL”),

your ballot must look like this:

	PROPOSALS		FOR ALL	WITHHOLD ALL
1.	Election of Trustees –	1.1 - Daniel R. Omstead, Ph.D 1.2 - Lucinda H. Stebbins, CPA

			FOR	AGAINST	ABSTAIN

2.	The ratification or rejection of the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund

3.	Shareholder Proposal

For questions about the proposals or how to vote your shares,

please contact Okapi Partners toll-free at 877-279- 2311.

PLEASE TAKE A MOMENT TO VOTE TODAY!!!